Exhibit 99.1

Joint Filing Agreement

The undersigned hereby agree that a single Schedule 13D (or any amendment thereto) relating to the Common Stock of GreenLight Biosciences Holdings, PBC shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13D.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of June 6, 2023.

MLS Capital Fund II, L.P.

By:	MLSCF II (GP) (Labuan), LLP
Its:	General Partner

By:	/s/ Ganesh Kishore
Name:	Ganesh Kishore
Title:	Manager

MLSCF II (GP) (Labuan), LLP

By:	/s/ Ganesh Kishore
Name:	Ganesh Kishore
Title:	Manager